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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Accredo Health, Incorporated on Form S-8 of our report dated September 10, 2004, appearing in the Annual Report on Form 10-K of Accredo Health, Incorporated for the year ended June 30, 2004.

/s/ Deloitte & Touche LLP

Memphis, Tennessee
January 12, 2005